UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On December 8, 2009, the Board of Directors of Viacom Inc. (the “Company”), as part of its ordinary course review of the Company’s principal governance documents, approved certain amendments to the Company’s Amended and Restated Bylaws.  The amendments are summarized below and primarily reflect developments in Delaware law since the Company’s current Bylaws became effective on January 1, 2006:

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Article II: Meetings of Stockholders.  This Article has been revised to provide that the Company may elect to hold meetings of stockholders electronically in lieu of in person.  In addition, the Article now provides that the Board may set different record dates for notice of a stockholder meeting and the ability to vote at that meeting.

•	Article III: Meetings of the Board of Directors and Article IV: Notices. The changes to these sections update the notice requirements for regular and special Board meetings.

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Article VI: Fixing Record Date.  This Article has been revised to reflect the distinct requirements for setting a record date for stockholders entitled to: (i) receive notice of, and to vote at, at a stockholders’ meeting, (ii) consent to corporate action without a meeting and (iii) receive payment of any dividend or other distribution.

•
Article VII: Indemnification.  Section 7 has been clarified to make clear that legal rights to enforce Section 2 (“Successful Defense”) of the indemnification article are the same as those for Section 1 of that section (“Right to Indemnification”).

The Amended and Restated Bylaws are effective as of December 8, 2009.  A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2 and is incorporated by reference herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

3.2	Amended and Restated Bylaws of Viacom Inc., effective December 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  December 14, 2009

Exhibit Index

Exhibit No.	Description of Exhibit

3.2	Amended and Restated Bylaws of Viacom Inc., effective December 8, 2009